Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of FEDERATED MASTER TRUST:


We consent to the use in Post-Effective Amendment Number 42 to Registration Statement No. 2-60111 of Federated Master Trust of our report dated January 16, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: Deloitte & Touche LLP
    Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 27, 1998